SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2003

HILLENBRAND INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Indiana	1-6651	35-1160484
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 State Route 46 East
Batesville, Indiana	47006-8835
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 934-7000

Not Applicable
(Former name or former address,
if changed since last report.)

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.
Item 9. REGULATION FD DISCLOSURE.
SIGNATURES
EXHIBIT INDEX
Amended and Restated Code of By-Laws
Code of Ethical Business Conduct
Corporate Goverance Standards
Charter of Audit Committee
Charter of Finance Committee
Charter of Nominating/Corporate Goverance Comm.
Charter of Compensation and Management Development

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibit.

3.2	Amended and Restated Code of By-Laws of the Registrant
99.1	Hillenbrand Industries, Inc. Code of Ethical Business Conduct
99.2	Hillenbrand Industries, Inc. Corporate Governance Standards for Board of Directors
99.3	Charter of Audit Committee of Board of Directors
99.4	Charter of Finance Committee of Board of Directors
99.5	Charter of Nominating/Corporate Governance Committee of Board of Directors
99.6	Charter of Compensation and Management Development Committee of Board of Directors

Item 9. REGULATION FD DISCLOSURE.

On May 15, 2003, the Board of Directors of Hillenbrand Industries, Inc. (the “Company”) approved revised Corporate Governance Standards for the Board of Directors, revised charters for each of the standing committees of the Board, an Amended and Restated Code of By-Laws for the Company and amendments to the Company’s Code of Ethical Business Conduct. The changes to these documents approved by the Board are the product of a review by the Nominating/Corporate Governance Committee and the full Board of corporate governance matters relating to the Company in light of developments since the Board’s last such review in September 2002. Developments considered by the Board include the Securities and Exchange Commission’s adoption of final rules under various provisions of the Sarbanes-Oxley Act of 2002, revisions to the New York Stock Exchange’s proposed listing standards, evolving notions of “best practices” in corporate governance and practical experience of the Company operating under the previous versions of these documents. The changes approved by the Board, which the Board believes are consistent with its commitment to the highest standards of corporate governance, include, among other things, the following:

•	revisions to the Corporate Governance Standards to adopt standards for director independence that are consistent with the NYSE’s revised proposed listing standards;

•	revisions to the Audit Committee Charter to conform to the SEC’s final rules on audit committee independence, audit committee financial experts and the relationship between external auditors and the audit committee;

•	revisions to the Nominating/Corporate Governance Committee Charter, with corresponding changes to the Corporate Governance Standards, to clarify the role of this committee with respect to certain corporate governance matters;

•	revisions to the Code of By-Laws to:

•	eliminate the provisions relating to the Executive Committee of the Board of Directors, the operation of which the Board had previously suspended;

•	conform certain provisions regarding the votes required for shareholder action to the voting requirements set forth in the Indiana Business Corporation Act, which the Company has followed in connection with its past meetings of shareholders, and

•	change the provision regarding the size of the Board of Directors, which previously set the number of Board members at nine, to allow for a Board of not fewer than nine nor more than eleven members, as determined from time to time by the Board;

•	revisions to the Code of Ethical Business Conduct to include additional guidelines for political contributions; and

•	certain conforming and other changes to each of the documents described above as well as to the charters for the Compensation and Management Development Committee and the Finance Committee.

The revised versions of each of these documents are attached as exhibits to this Form 8-K and are available on the Company’s website at www.hillenbrand.com. In addition to the changes to documents described above, the Board of Directors also made new determinations regarding the independence of each member of the Board under the new standards reflected in the revised Corporate Governance Standards and Audit Committee Charter. The Board determined that each of the members that it previously determined to be independent remains independent under the revised standards. The Board also determined that each committee member continues to be eligible for service on each committee on which he is currently serving. Accordingly, the Board affirmed the constitution of each of the committees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILLENBRAND INDUSTRIES, INC.

DATE: May 19, 2003	BY:	/S/ Scott K. Sorensen

Scott K. Sorensen
Vice President and Chief Financial Officer

DATE: May 19, 2003	BY:	/S/ Gregory N. Miller

Gregory N. Miller
Vice President – Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

3.2	Amended and Restated Code of By-Laws of the Registrant

99.1	Hillenbrand Industries, Inc. Code of Ethical Business Conduct

99.2	Hillenbrand Industries, Inc. Corporate Governance Standards for Board of Directors

99.3	Charter of Audit Committee of Board of Directors

99.4	Charter of Finance Committee of Board of Directors

99.5	Charter of Nominating/Corporate Governance Committee of Board of Directors

99.6	Charter of Compensation and Management Development Committee of Board of Directors